Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Charles R. Harrison, Herman J. Zueck and Bruce E. Hall, and each or any one of them, his or her true lawful attorney or attorneys and agent or agents, with full power of substitution, to do any and all acts and to execute in his or her name, place and stead in such capacity or capacities (whether on behalf of the Company or otherwise) any and all instruments which said attorney or attorneys and agent or agents deem necessary or advisable to enable the Company and each of the undersigned to comply with the United States Securities Act of 1933 (the "1933 Act"), as amended, and any rules, regulations, requirements or requests of the Securities and Exchange Commission thereunder or in respect thereof in connection with the registration under the 1933 Act of the Common Shares of the Company and the plan interests which are issuable under the Company's Profit Sharing 401(k) Plan, including specifically, but without limiting the generality of the foregoing, power and authority to execute the respective names of the undersigned directors and/or officers as indicated below (whether on behalf of the Company or as a director and/or officer of the Company, or by attesting the seal of the Company or otherwise) to a Registration Statement on Form S-8 covering such Common Shares, and any amendment, and each of the undersigned does hereby ratify and confirm all that such attorney or attorneys and agent or agents or any one of them shall do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, each of the undersigned have affixed their signatures hereto on the date indicated.

                SIGNATURE                        TITLE                                 DATE

/s/Charles R. Harrison           Chairman of the Board and                       September 29, 1997
------------------------------   Chief Executive Officer
Charles R. Harrison              (Principal Executive Officer)


/s/Bruce E. Hall                 Vice President, Treasurer and                   September 29, 1997
------------------------------   Secretary and a Director
Bruce E. Hall                    (Principal Financial and
                                 Accounting Officer)


/s/Herman J. Zueck               President and a Director                        September 29, 1997
------------------------------
Herman J. Zueck




------------------------------   Director
Wayne T. Biddle

/s/Ralph D. Johnson
------------------------------   Director                                        September 29, 1997
Ralph D. Johnson

/s/Richard C. Saunders
------------------------------   Director                                        September 29, 1997
Richard C. Saunders

/s/C. Gale Sellens
------------------------------   Director                                        September 29, 1997
C. Gale Sellens

/s/Jerrold B. Evans
------------------------------   Director                                        September 29, 1997
Jerrold B. Evans